                                                                     EXHIBIT 4.1

                AMENDED AND RESTATED CREDIT ENHANCEMENT AGREEMENT

                                      among

                         U.S. BANK NATIONAL ASSOCIATION,
                                   as Trustee,

                            GREENWOOD TRUST COMPANY,
                     as Master Servicer, Servicer and Seller


                                       and


                   DISCOVER RECEIVABLES FINANCING CORPORATION,
                         as Credit Enhancement Provider


                       -----------------------------------

                           Dated as of April 15, 1999

                       -----------------------------------



                          DISCOVER CARD MASTER TRUST I

                                  SERIES 1993-1







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                                TABLE OF CONTENTS

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
Section 1.  Defined Terms.........................................................................................2

Section 2.  New Loan..............................................................................................3

Section 3.  Calculation of Amount of Interest Payable on the Loan.................................................4

Section 4.  Payment of Interest on the Loan.......................................................................4

Section 5.  Repayment of Principal of the Loan....................................................................5

Section 6.  Payments to the Holder of the Seller Certificate and the Master Servicer..............................6

Section 7.  Deposits to and Withdrawals from the Credit Enhancement Account.......................................7

Section 8.  Alternative Credit Support Election...................................................................7

Section 9.  Limited Obligation; Waiver of Setoff; Obligations Absolute............................................8

Section 10. Investments and Information...........................................................................8

Section 11. Servicing Transfer....................................................................................9

Section 12. Representations and Warranties........................................................................9

Section 13. Covenants............................................................................................10

Section 14. Governing Law........................................................................................11

Section 15. Termination..........................................................................................11

Section 16. Notices..............................................................................................11

Section 17. Bankruptcy...........................................................................................12

Section 18. Limitation of Remedies...............................................................................12

Section 19. No Petition..........................................................................................12

Section 20. Amendments...........................................................................................13

Section 21. Successors and Assigns; Replacement of Credit Enhancement Provider...................................13

Section 22. Participation........................................................................................14
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


                  AMENDED AND RESTATED CREDIT ENHANCEMENT AGREEMENT (the "Agreement"), dated as of April 15, 1999, among U.S. BANK NATIONAL ASSOCIATION (formerly First Bank National Association, successor trustee to Bank of America Illinois, formerly Continental Bank, National Association) as trustee (together with its successors and assigns as trustee, the "Trustee") for Discover Card Master Trust I (the "Trust"), GREENWOOD TRUST COMPANY, as Master Servicer, Servicer and Seller with respect to the Trust and DISCOVER RECEIVABLES FINANCING CORPORATION, as cash collateral depositor (the "Credit Enhancement Provider").

                               W I T N E S S E T H

                  WHEREAS, Greenwood Trust Company as Master Servicer, Servicer and Seller and the Trustee have entered into a Pooling and Servicing Agreement dated as of October 1, 1993 (as the same may from time to time be amended, modified or otherwise supplemented, the "Pooling and Servicing Agreement") and a Series Supplement dated as of October 27, 1993 (as the same may from time to time be amended, modified or otherwise supplemented, the "Series Supplement");

                  WHEREAS, the Trust, pursuant to the Pooling and Servicing Agreement and the Series Supplement, issued $797,873,000 in aggregate principal amount of Investor Certificates of Discover Card Master Trust I, Series 1993-1 (the "Series"), which will entitle the holders thereof to interest during the Revolving Period and interest and principal during the subsequent Controlled Liquidation Period and Amortization Period, if any;

                  WHEREAS, the principal and interest payments on the Investor Certificates are to be funded by Principal Collections and Finance Charge Collections received by the Trust on the Receivables;

                  WHEREAS, the parties hereto are parties to that certain Credit Enhancement Agreement, dated as of October 27, 1993 (the "Credit Enhancement Agreement");

                  WHEREAS, it was a condition to the issuance of the Investor Certificates that on the Series Closing Date, the Credit Enhancement Provider make a term loan (the "Original Loan") to the Trust, for the benefit of the Investor Certificateholders of Series, of $35,904,285 (4.5% of the Series Initial Investor Interest), for deposit in the Credit Enhancement Account to provide additional funds to make payments on the Investor Certificates under certain circumstances, and the Credit Enhancement Provider made such loan on such date;

                  WHEREAS, the outstanding principal on the Original Loan has been reduced to $0.00;

                  WHEREAS, the parties hereto desire that the Credit Enhancement Provider make a new term loan in the amount of $23,936,190 (the "New Loan"); and

                  WHEREAS, the parties hereto desire to amend and restate the Credit Enhancement Agreement to, among other things, permit the Credit Enhancement Provider to make the New Loan to the Trust, for the benefit of the Investor
Certificateholders of the Series, for deposit in the Credit Enhancement Account.

                  NOW THEREFORE in consideration of the mutual covenants herein contained, and other good and valuable consideration, the receipt and adequacy of which are hereby expressly acknowledged, the parties hereto agree that the Credit Enhancement Agreement is hereby amended and restated in its entirety as follows:

                  SECTION 1.  DEFINED TERMS.

                  (a) The capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Pooling and Servicing Agreement or the Series Supplement, as applicable.

                  (b) The following terms have the definitions set forth below:

                  "CCA Initial Investor Interest" means an amount equal to the amount of any Credit Enhancement Drawings applied to the payment of principal of the Investor Certificates of the Series on the first Distribution Date after the occurrence of an Economic Early Amortization Event.

                  "CCA Required Amount" means, for any Distribution Date on and after the second Distribution Date after the occurrence of an Economic Early Amortization Event, an amount equal to the sum of (i) the amount of accrued but unpaid interest on the Loan as of such Distribution Date (as calculated pursuant to Section 3 hereof) and (ii) the sum of all accrued but unpaid CCA Servicing Fees as of such Distribution Date.

                  "CCA Servicing Fee" means, for any Distribution Date on and after the second Distribution Date after the occurrence of an Economic Early Amortization Event, with respect to the related Due Period, an amount equal to the product of (i) the amount of the Investor Servicing Fee for the related Due Period and (ii) a fraction the numerator of which shall be the CCA Investor Interest and the denominator of which shall be the Series Investor Interest, in each case as of the first day of the related Due Period.

                  "Interest Period" means (i) with respect to the initial Distribution Date, the period commencing on the Series Closing Date and ending on the day immediately preceding the initial Distribution Date and (ii) with respect to each subsequent Distribution Date, the period commencing on the preceding Distribution Date and ending on the day preceding such Distribution Date.

                  "Lender Rate" means, with respect to each Interest Period, the prime commercial lending rate per annum established by the Trustee, as in effect on each day in the Interest Period.

                  "LIBOR-Based Rate" means, with respect to each Interest Period, the per annum interest rate equal to the London Interbank Offered Rate which appears on Telerate Page 3750 at approximately 11:00 a.m. (London time) two LIBOR Business Days prior to the first day of such

Interest Period for deposits of United States dollars for a period of time comparable to the Interest Period, and in an amount comparable to the principal amount of the Loan, plus 0.350%.

                  "Loan" means the term loan from the Credit Enhancement Provider to the Trust in an amount equal to the sum of the outstanding principal amount of the Original Loan on the date hereof plus the principal amount of the New Loan, for the benefit of the Investor Certificateholders of the Series, as such Loan may increase or decrease in principal amount from time to time in accordance with the terms of this Agreement.

                  "Portfolio Yield" means, with respect to any Due Period, the annualized percentage equivalent of a fraction, the numerator of which shall be the sum of (i) the amount of Finance Charge Collections received during such Due Period, (ii) the amount of Series Yield Collections for each Series then outstanding for such Due Period and (iii) the amount of Series Additional Funds for each Series then outstanding for such Due Period, and the denominator of which shall be the total amount of Principal Receivables in the Trust as of the first day of such Due Period.

                  "Provider Amount" means, with respect to each Distribution Date, the lesser of (i) the unpaid principal amount of the Loan (including any amounts loaned by the Credit Enhancement Provider pursuant to Section 8 hereof) and (ii) the amount on deposit in the Credit Enhancement Account, in each case before giving effect to any payments, allocations or distributions on such Distribution Date.

                  "Series Interest Payment Amount" means, for any Distribution Date prior to the second Distribution Date after the occurrence of an Economic Early Amortization Event, an amount equal to the amount of interest payable on the Loan on such Distribution Date, including any accrued but unpaid interest with respect to previous Interest Periods and interest thereon, less the amount paid to the Credit Enhancement Provider on such Distribution Date pursuant to
Section 4(a)(i) hereof. The Series Interest Payment Amount shall be the amount of interest payable pursuant to this Agreement for purposes of calculating the "Credit Enhancement Fee" for the purpose of, and as such term is defined in, the Series Supplement and such amount shall be paid in accordance with the provisions of the Series Supplement.

                  SECTION 2.   NEW LOAN.

                  (a) The Credit Enhancement Provider hereby makes the New Loan to the Trust, for the benefit of the Investor Certificateholders of the Series, on the date of this Agreement in an amount equal to $23,936,190, receipt of which is hereby acknowledged by the Trustee.

                  (b) On the date hereof, an amount equal to the proceeds of the New Loan made by the Credit Enhancement Provider pursuant to Section 2(a) hereof shall be withdrawn from the Credit Enhancement Account and paid by the Trustee to Greenwood on behalf of the Holder of the Seller Certificate.



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


                  SECTION 3. CALCULATION OF AMOUNT OF INTEREST PAYABLE ON THE LOAN.

                  (a) The Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum determined for such day as follows. To the extent the unpaid portion of the principal of the Loan during such Interest Period equals or is less than the amount on deposit in the Credit Enhancement Account, the rate for such Interest Period on such principal portion shall be the LIBOR-Based Rate. To the extent any portion of the unpaid principal of the Loan exceeds such amount on deposit, or in the event that the Credit Enhancement Account has been terminated as the result of the occurrence of an Economic Early Amortization Event, the rate for such Interest Period on such principal portion shall be the Lender Rate; provided, however, that if a change in the method of calculating the interest rate on the Loan is the result of the occurrence of an Economic Early Amortization Event, such change shall become effective as of the date of the occurrence of such Economic Early Amortization Event.

                  (b) Interest shall be payable monthly in arrears on each Distribution Date. Interest on the Loan shall be calculated on the basis of the actual number of days elapsed during the applicable Interest Period divided by
(i) 360, to the extent the LIBOR-Based Rate is applicable, or (ii) 365 or 366, as the case may be, to the extent the Lender Rate is applicable. The Trustee shall, as soon as practicable, notify the Seller, the Master Servicer and the Credit Enhancement Provider of each determination of the Lender Rate and of the LIBOR-Based Rate. Each determination thereof by the Trustee pursuant to the provisions of this Agreement shall be conclusive and binding on the Seller, the Master Servicer and the Credit Enhancement Provider, in the absence of manifest error.

                  (c) If any portion of interest due and payable on a Distribution Date is not paid on such Distribution Date, the unpaid portion of such interest shall be due and payable on the next succeeding Distribution Date. Any interest that is not paid on the due date thereof shall accrue interest from the Distribution Date on which such interest was due and payable to the date such interest is actually paid at a rate per annum equal to the Lender Rate.

                  SECTION 4.  PAYMENT OF INTEREST ON THE LOAN.

                  (a) On each Distribution Date prior to the second Distribution Date after the occurrence of an Economic Early Amortization Event, the Trustee as administrator of the Credit Enhancement shall pay or cause to be paid to the Credit Enhancement Provider the amount of accrued but unpaid interest on the Loan from the funds and in the order of priority set forth below; provided, however, that such payments shall not exceed the amount of accrued but unpaid interest on the Loan and that such payments will be made only to the extent such funds are available:

                      (i) interest and earnings (net of losses and investment expenses) accrued since the preceding Distribution Date on the Provider Amount; and

                      (ii) the Series Interest Payment Amount, to the extent such amount has been paid to the Trustee as administrator of the Credit Enhancement pursuant to the Series Supplement.



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                  (b) On each Distribution Date, beginning with the second
Distribution Date after the occurrence of an Economic Early Amortization Event, if any, an amount equal to the amount paid by the Trust in respect of the CCA Required Amount pursuant to Section 9 of the Series Supplement less the amount of accrued but unpaid CCA Servicing Fees, in each case as of such Distribution Date, shall be paid to the Credit Enhancement Provider as interest on the Loan.

                  SECTION 5.  REPAYMENT OF PRINCIPAL OF THE LOAN.

                  (a) The principal amount of the Loan shall be due and payable on the Series Termination Date. The Trust shall repay the unpaid principal balance of the Loan in full on or before the Series Termination Date in accordance with the provisions of this Agreement; provided, however, that the unpaid principal amount of the Loan shall only be paid from the funds described below, and only to the extent such funds are available.

                  (b) If, as of any Distribution Date before the second Distribution Date after the occurrence of an Economic Early Amortization Event, after giving effect to all other deposits to and withdrawals from the Credit Enhancement Account as of such Distribution Date (or, in the case of the first Distribution Date after the occurrence of an Economic Early Amortization Event, after giving effect to all deposits to and withdrawals from the Credit Enhancement Account prior to withdrawals to make payments of principal on the Investor Certificates of the Series pursuant to the terms of the Series Supplement), the amount on deposit in the Credit Enhancement Account exceeds the Total Maximum Credit Enhancement Amount, (i) the amount of such excess, up to the amount, if any, by which the amount on deposit in the Credit Enhancement Account exceeds the unpaid principal amount of the Loan, shall be withdrawn from the Credit Enhancement Account and paid to Greenwood on behalf of the Holder of the Seller Certificate and (ii) the remaining amount of such excess, if any, after payment of any amounts to be paid to Greenwood on behalf of the Holder of the Seller Certificate pursuant to clause (i) of this Section 5(b), shall be withdrawn from the Credit Enhancement Account and paid to the Credit Enhancement Provider for application toward the unpaid principal amount of the Loan.

                  (c) On the first Distribution Date after the occurrence of an Economic Early Amortization Event, any amounts remaining on deposit in the Credit Enhancement Account after withdrawals from such account have been made on such Distribution Date to make payments of principal on the Investor Certificates of the Series pursuant to the terms of the Series Supplement, up to the unpaid principal amount of the Loan, shall be withdrawn from the Credit Enhancement Account and paid to the Credit Enhancement Provider for application toward the unpaid principal amount of the Loan.

                  (d) On each Distribution Date, beginning with the second Distribution Date after the occurrence of an Economic Early Amortization Event, amounts paid by the Trust pursuant to the provisions of the Series Supplement in respect of the CCA Investor Interest shall be paid to the Credit Enhancement Provider, up to the unpaid principal amount of the Loan, for application toward the unpaid principal amount of the Loan.

                  (e) In the absence of the occurrence of an Economic Early Amortization Event, on the earlier to occur of (i) the Series Termination Date or (ii) the day on which the Class



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Invested Amount with respect to each Class of the Series is paid in full, and after payment of any amounts to be paid on such day from the Credit Enhancement Account to or for the benefit of the Investor Certificateholders of the Series, all amounts remaining on deposit in the Credit Enhancement Account, up to the amount of the unpaid principal amount of the Loan, shall be withdrawn from such account and paid to the Credit Enhancement Provider for application toward the unpaid principal amount of the Loan.

                  SECTION 6. PAYMENTS TO THE HOLDER OF THE SELLER CERTIFICATE AND THE MASTER SERVICER.

                  (a) On each Distribution Date prior to the second Distribution Date after the occurrence of an Economic Early Amortization Event, the Trustee as administrator of the Credit Enhancement shall pay or cause to be paid to Greenwood on behalf of the Holder of the Seller Certificate (i) the interest and earnings (net of losses and investment expenses) accrued since the preceding Distribution Date on an amount equal to the positive difference, if any, between
(x) the amount on deposit in the Credit Enhancement Account and (y) the Provider Amount and (ii) the positive difference, if any, between (x) the amount of interest and earnings (net of losses and investment expenses) accrued since the preceding Distribution Date on the Provider Amount and (y) the amount paid to the Credit Enhancement Provider on such Distribution Date pursuant to Section 4(a)(i).

                  (b) On each Distribution Date, an amount equal to the amount, if any, paid to the Trustee as administrator of the Credit Enhancement pursuant to Section 9(b)(27) or (9)(c)(34) of the Series Supplement, as applicable, shall be paid to Greenwood on behalf of the Holder of the Seller Certificate.

                  (c) If, on the first Distribution Date after the occurrence of an Economic Early Amortization Event, and after any payment to the Credit Enhancement Provider pursuant to Section 5(c) has been made, any amounts remain on deposit in the Credit Enhancement Account, such amounts shall be withdrawn from such account and shall be paid to Greenwood on behalf of the Holder of the Seller Certificate.

                  (d) On each Distribution Date, beginning with the second Distribution Date after the occurrence of an Economic Early Amortization Event, any amounts paid by the Trust pursuant to the provisions of the Series Supplement in respect of the CCA Investor Interest that are not paid to the Credit Enhancement Provider pursuant to Section 5(d) hereof shall be paid to Greenwood on behalf of the Holder of the Seller Certificate.

                  (e) In the absence of the occurrence of an Economic Early Amortization Event, on the earlier to occur of (i) the Series Termination Date and (ii) the day on which the Class Invested Amount with respect to each Class of the Series is paid in full, and after payment of any amounts to be paid on such day from the Credit Enhancement Account to or for the benefit of the Investor Certificateholders of the Series, any amounts remaining on deposit in the Credit Enhancement Account that are not paid to the Credit Enhancement Provider pursuant to Section 5(e) hereof shall be withdrawn from such account and paid to Greenwood on behalf of the Holder of the Seller Certificate.



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


                  (f) On each Distribution Date, beginning with the second Distribution Date after the occurrence of an Economic Early Amortization Event, an amount equal to the lesser of the amount of accrued but unpaid CCA Servicing Fees and the amount paid by the Trust in respect of the CCA Required Amount on such Distribution Date shall be paid to the Master Servicer.

                  SECTION 7. DEPOSITS TO AND WITHDRAWALS FROM THE CREDIT ENHANCEMENT ACCOUNT.

                  (a) The proceeds of the New Loan made by the Credit Enhancement Provider pursuant to Section 2 hereof, and the proceeds of any additional loan made by the Credit Enhancement Provider pursuant to Section 8 hereof, shall be deposited into the Credit Enhancement Account. In addition, any amounts paid to the Trustee as administrator of the Credit Enhancement on any Distribution Date with respect to the Total Available Credit Enhancement Amount, the Available Shared Credit Enhancement Amount or the Available Class B Credit Enhancement Amount pursuant to the terms of the Series Supplement also shall be deposited into the Credit Enhancement Account upon receipt of such funds by the Trustee.

                  (b) Any withdrawals from the Credit Enhancement Account for the benefit of the Investor Certificateholders pursuant to Section 9 of the Series Supplement may be made by the Master Servicer or by the Trustee as administrator of the Credit Enhancement and shall be deemed to be made first from amounts on deposit in the Credit Enhancement Account as a result of payments of Series Excess Servicing and other amounts to the Trustee as administrator of the Credit Enhancement to fund the Total Available Credit Enhancement Amount, including any Series Excess Servicing or other such amounts on deposit in the Credit Enhancement Account as a result of an Alternative Credit Support Election having been made, and only after such amounts are exhausted shall any such withdrawals be deemed to be made from amounts on deposit in the Credit Enhancement Account that are attributable to the Loan.

                  (c) On or before any Distribution Date on which Greenwood is the Master Servicer, all payments made pursuant to this Agreement or the Series Supplement between the Master Servicer or the Holder of the Seller Certificate and the Credit Enhancement Account, may be aggregated for such Distribution Date such that Greenwood, acting as Master Servicer and as agent of the Holder of the Seller Certificate, may make only one payment to the Credit Enhancement Account in satisfaction of all payments of the Master Servicer and the Holder of the Seller Certificate pursuant to this Agreement or the Series Supplement, to the extent that all payment obligations of the Master Servicer and the Holder of the Seller Certificate to the Credit Enhancement Account on such Distribution Date exceed all payment obligations of the Credit Enhancement Account to the Master Servicer and the Holder of the Seller Certificate on such Distribution Date.

                  SECTION 8. ALTERNATIVE CREDIT SUPPORT ELECTION. In the event that an Alternative Credit Support Election is made pursuant to the provisions of the Series Supplement, Greenwood on behalf of the Holder of the Seller Certificate may cause the Additional Credit Support Amount to be funded by Series Excess Servicing and other amounts paid to the Trustee




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


as administrator of the Credit Enhancement to fund the Total Available Credit Enhancement Amount, pursuant to Section 9 of the Series Supplement, or may request that the Credit Enhancement Provider make an additional loan in the amount of the Additional Credit Support Amount. If Greenwood on behalf of the Holder of the Seller Certificate makes such request, and if the Credit Enhancement Provider elects to make such loan, the amount of such loan shall be added to the unpaid principal amount of the Loan. In the event that the Alternative Credit Support Election does not become effective, the Additional Credit Support Amount (or, if the entire amount of the Additional Credit Support Amount is not then on deposit in the Credit Enhancement Account, the portion of the Additional Credit Support Amount that is then on deposit) shall be withdrawn from the Credit Enhancement Account and repaid to Greenwood on behalf of the Holder of the Seller Certificate (or, if such amount was loaned by the Credit Enhancement Provider, returned to the Credit Enhancement Provider). The Credit Enhancement Provider shall give prior written notice to Moody's of the making of any loan by the Credit Enhancement Provider other than the additional loan described in this Section 8.

                  SECTION 9. LIMITED OBLIGATION; WAIVER OF SETOFF; OBLIGATIONS ABSOLUTE.

                  (a) Notwithstanding any provision in any other section of this Agreement to the contrary, the obligation to repay the Loan, together with interest thereon, shall be without recourse to any Seller, the Master Servicer, any Servicer, the Trustee, the Trust, any Certificateholder, or any affiliate, officer, director, employee or the obligation to pay application of funds pursuant to person acting on behalf of any of them, and such amounts shall be limited solely to the application of funds pursuant to this Agreement, in the manner and to the extent such funds are available, except for the direct recourse indemnification obligation of each successor Master Servicer pursuant to Section 11 hereof. The Credit Enhancement Provider agrees that its interest in funds on deposit in the Credit Enhancement Account is subordinated to the interests of the Investor Certificateholders of the Series, as provided in this Agreement and in the Series Supplement. The Credit Enhancement Provider further agrees that it shall have no right of setoff or lender's lien against any Seller, the Master Servicer, any Servicer, the Trustee, the Trust or any Certificateholder.

                  (b) The obligations of the Seller, the Trustee, the Credit Enhancement Provider and the Master Servicer under this Agreement shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement.

                  SECTION 10.  INVESTMENTS AND INFORMATION.

                  (a) The Trustee shall from time to time during the term of this Agreement invest all amounts on deposit in the Credit Enhancement Account as the Master Servicer shall direct, which investments shall at all times be made in compliance with the terms of the Pooling and Servicing Agreement and the Series Supplement.

                  (b) The Master Servicer shall provide the Credit Enhancement Provider with such background information and data with respect to the Credit Enhancement Account as the Credit Enhancement Provider may reasonably request.



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


                  SECTION 11.  SERVICING TRANSFER. In the event that a
successor Master Servicer is appointed pursuant to the Pooling and Servicing Agreement, from and after the effective date of such transfer of servicing, the successor Master Servicer appointed pursuant to the Pooling and Servicing Agreement, and not the former Master Servicer, shall (i) be responsible for the performance of all servicing functions to be performed from and after such date,
(ii) agree to be bound by the terms, covenants contained herein applicable to the Master Servicer and conditions and be subject to the duties and obligations of the Master Servicer hereunder, and (iii) agree to indemnify and hold harmless the Credit Enhancement Provider from and against any and all claims, damages, losses, liabilities, costs or expenses whatsoever which the Credit Enhancement Provider may incur (or which may be claimed against the Credit Enhancement Provider) by reason of the gross negligence or willful misconduct of the successor Master Servicer in exercising its powers and carrying out its obligations under the Pooling and Servicing Agreement and the Series Supplement. Such transfer of servicing shall not affect any rights or obligations of the former Master Servicer under this Agreement that arose prior to the effective date of the transfer of servicing, except that such former Master Servicer shall have no obligation to indemnify the Credit Enhancement Provider as a result of any act or failure to act of any successor Master Servicer in the performance of the servicing functions.

                  SECTION 12.  REPRESENTATIONS AND WARRANTIES.

                  (a) The Credit Enhancement Provider hereby represents and warrants to the Master Servicer and the Trustee that:

                           (i) The Credit Enhancement Provider has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, and has the corporate power and authority to execute, deliver and perform its obligations under this Agreement.

                           (ii) This Agreement has been duly authorized, executed and delivered on the part of the Credit Enhancement Provider.

                           (iii) When executed and delivered, this Agreement will constitute a valid and binding agreement of the Credit Enhancement Provider enforceable against the Credit Enhancement Provider in accordance with its terms, except (A) as the same may be limited by insolvency, bankruptcy or reorganization or other laws relating to or affecting the enforcement of creditors, rights and (B) as the same may be limited by general equity principles (whether considered in a proceeding at law or in equity) and by the discretion of the court before which any proceeding therefor may be brought.

                  (b) The Master Servicer hereby represents and warrants to the Credit Enhancement Provider and the Trustee that:

                           (i) The Master Servicer has been duly incorporated and is validly existing as a banking corporation in good standing under the laws of the State of Delaware, and has the corporate power and authority to execute, deliver and perform its



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



         obligations under the Pooling and Servicing Agreement, the Series Supplement and this Agreement.

                           (ii) This Agreement, the Pooling and Servicing Agreement and the Series Supplement have been duly authorized, executed and delivered on the part of the Master Servicer.

                           (iii) When executed and delivered, each of this Agreement, the Pooling and Servicing Agreement and the Series Supplement will constitute a valid and binding agreement of the Master Servicer enforceable against the Master Servicer in accordance with its terms, except (A) as the same may be limited by insolvency, bankruptcy, receivership or reorganization or other laws relating to or affecting the enforcement of creditors' rights and (B) as the same may be limited by general equity principles (whether considered in a proceeding at law or in equity) and by the discretion of the court before which any proceeding therefor may be brought.

                  (c) The Trustee hereby represents and warrants to the Credit Enhancement Provider and the Master Servicer that:

                           (i) The Trustee is organized, existing and in good standing under the laws of the United States of America.

                           (ii) The Trustee has full power, authority and right to execute, deliver and perform this Agreement, the Pooling and Servicing Agreement and the Series Supplement, and has taken all necessary action to authorize the execution, delivery and performance by it of this Agreement, the Pooling and Servicing Agreement and the Series Supplement.

                           (iii) Each of this Agreement, the Pooling and Servicing Agreement and the Series Supplement have been duly executed and delivered by the Trustee.

                  SECTION 13. COVENANTS. Greenwood Trust Company, as Master Servicer and on behalf of the Holder of the Seller Certificate, covenants and agrees that, so long as this Agreement shall remain in effect or any monetary obligation arising hereunder or under the Series Supplement shall remain unpaid, it will change the terms and provisions of a Credit Agreement with respect to a Greenwood Discover Card Account or any other Account with respect to which it is the Servicer (including, without limitation, the calculation of the amount, or the timing, of charge-offs) only if it does not believe, after a good faith assessment of the expected effects of such change, that such change will result in a reduction of the Portfolio Yield, for any Due Period beginning prior to the termination of the Series, to less than the Base Rate unless such change (i) is required by any Requirements of Law or (ii) is deemed necessary by Greenwood Trust Company in its sole reasonable judgment to maintain its credit card business on a competitive basis. For purposes of this Section 13(a), "Base Rate" shall mean (i) the weighted average of the Certificate Rates for each Class of each Series then outstanding plus (ii) 1% per annum. For purposes of the immediately preceding sentence, the Certificate Rate for each Class that does not have a fixed Certificate Rate shall be the actual Certificate Rate for such




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


Class for the Interest Accrual Period commencing in the immediately preceding Due Period. In the event that any Additional Seller shall transfer Receivables in Additional Accounts to the Trust, Greenwood on behalf of the Holder of the Seller Certificate shall cause the Servicer with respect to such Additional Accounts to make the covenant set forth above with respect to such Additional Accounts.

                  SECTION 14.  GOVERNING LAW. THIS AGREEMENT SHALL BE
CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

                  SECTION 15. TERMINATION. This Agreement shall terminate on the date on which the Series terminates in accordance with the provisions of the Pooling and Servicing Agreement and the Series Supplement; provided, however, that this Agreement may be terminated by the Master Servicer at any time, without penalty, provided that such termination does not cause the ratings of the Investor Certificates to be lowered or withdrawn by either of the Rating Agencies; and provided, further, that all amounts owing to the Credit Enhancement Provider hereunder with respect to principal and interest on the Loan shall have been paid in full. Notwithstanding the foregoing, the Credit Enhancement Provider shall have no rights under this Agreement, and shall not be entitled to any payments hereunder, if and for so long as there is no Loan outstanding hereunder and no accrued but unpaid interest.

                  SECTION 16. NOTICES. Unless specifically indicated otherwise herein, all notices and other communications provided for hereunder shall be in writing and, if to the Credit Enhancement Provider, addressed to:

                  Discover Receivables Financing Corporation
                  12 Read's Way
                  New Castle, Delaware 19720
                  Attn: Executive Vice President and Secretary
                  Phone: (302) 323-7167
                  Fax: (302) 323-7393

         or, if to the Seller or the Master Servicer, addressed to:

                  Greenwood Trust Company
                  12 Read's Way
                  New Castle, Delaware 19720
                  Attn: John J. Coane
                  Phone: (302) 323-7184
                  Fax: (302) 323-7393





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


         or, if to the Trustee, addressed to:

                  U.S. Bank, National Association
                  One Illinois Center
                  111 East Wacker Drive, Suite 3000
                  Chicago, Illinois 60601
                  Attn:  Martha Sanders
                  Phone: (312) 228-9452
                  Fax: (312) 228-9459

or as to any party at such other address as shall be designated by such party in a written notice to the other parties.

                  Any notice or other communication shall be sufficiently given and shall be deemed given when delivered to the addressee in writing or when transmitted by telecopier, receipt of which by the addressee is confirmed by telephone.

                  SECTION 17. BANKRUPTCY. To the extent that the Trustee, the Master Servicer or Greenwood on behalf of the Holder of the Seller Certificate makes a payment to the Credit Enhancement Provider or the Credit Enhancement Provider receives any payment or proceeds with respect to the Loan, which payment or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any state or federal insolvency or bankruptcy law then, to the extent such payment or proceeds are set aside, the amount or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by the Credit Enhancement Provider.

                  SECTION 18. LIMITATION OF REMEDIES. The Credit Enhancement Provider shall not have the right to cause the Loan or any portion thereof to become due and payable prior to the due date for the Loan as set forth herein.

                  SECTION 19.  NO PETITION.

                  (a) The Credit Enhancement Provider, by entering into this Agreement, hereby covenants and agrees that it will not at any time institute, join in or otherwise cause the institution of, against any Seller, the Master Servicer or the Trust, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state or similar law prior to a year and a day after the final payment of all investor certificates issued by any trust with respect to which Discover Receivables Financing Corporation or Greenwood Trust Company is the seller.

                  (b) Each of Greenwood and the Trustee, by entering into this Agreement, hereby covenants and agrees that it will not at any time institute, join in or otherwise cause the institution of, against the Credit Enhancement Provider, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state or similar law prior to a year and a day after the final payment of all investor certificates issued by any trust with respect to which Discover Receivables Financing Corporation or Greenwood Trust Company is the seller.

                  SECTION 20.  AMENDMENTS. This Agreement shall not be
amended or modified without the written consent of each of the parties hereto. No amendment hereto shall become effective without prior confirmation from the Rating Agencies that such amendment will not cause a lowering or withdrawal of the then current ratings of the Investor Certificates of the Series. The Master Servicer shall provide a copy of any amendment hereto to the Rating Agencies.

                  SECTION 21. SUCCESSORS AND ASSIGNS; REPLACEMENT OF CREDIT ENHANCEMENT PROVIDER.

                  (a) This Agreement shall be binding upon, and inure to the benefit of, the Trustee, the Sellers, the Servicers, the Master Servicer and the Credit Enhancement Provider and their respective successors and permitted assigns.

                  (b) No Seller shall assign its interests hereunder and under the Pooling and Servicing Agreement or the Series Supplement, or any portion of such interests, except by an assignment that transfers each such interest to the same assignee.

                  (c) In the event that a successor trustee is appointed pursuant to the provisions of the Pooling and Servicing Agreement to replace the then current Trustee, such successor trustee, from and after its appointment, shall be the Trustee for purposes of this Agreement and shall assume all of the rights and obligations of the Trustee hereunder.

                  (d) The Credit Enhancement Provider may not assign any of its rights or obligations hereunder without the prior written consent of Greenwood on behalf of the Holder of the Seller Certificate and without prior written confirmation from the Rating Agencies that such assignment will not result in the lowering or withdrawal of the rating of any Class of any Series then outstanding.

                  SECTION 22.  PARTICIPATION. Any successor Credit
Enhancement Provider that is not a special-purpose corporation that is an affiliate of Greenwood may, without the consent of the Trustee, the Trust, any Seller, the Master Servicer, any Servicer or any Certificateholder of the Series, sell participations to one or more banks or other entities in all or a portion of its rights under this Agreement (including all or a portion of the Loan); provided, however, that (i) the Credit Enhancement Provider's obligations under this Agreement shall remain unchanged, (ii) the Credit Enhancement Provider shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the Trustee, the Trust, the Sellers and the Master Servicer shall continue to deal solely and directly with the Credit Enhancement Provider in connection with the Credit Enhancement Provider's rights and obligations under this Agreement, and (iv) the Credit Enhancement Provider shall retain the sole right to enforce the obligations of the Trustee, the Trust, the Sellers or the Master Servicer under this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement.

                  IN WITNESS WHEREOF, the parties hereby have caused this Agreement to be duly executed and delivered by the undersigned thereunto duly authorized as of the day and year first above written.

                                    DISCOVER RECEIVABLES FINANCING
                                    CORPORATION,
                                    as Credit Enhancement Provider


                                    By:      /s/ Richard W. York
                                          --------------------------------------
                                    Name:    Richard W. York
                                    Title:   Vice President



                                    GREENWOOD TRUST COMPANY,
                                    as Master Servicer, Servicer and Seller


                                    By:      /s/ John J. Coane
                                          --------------------------------------
                                    Name:    John J. Coane
                                    Title:   Vice President, Chief Accounting
                                             Officer and Treasurer


                                    U.S. BANK NATIONAL ASSOCIATION,
                                    as Trustee

                                    By:      /s/ Martha Sanders
                                          --------------------------------------
                                    Name:    Martha Sanders
                                    Title:   Vice President






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